SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2013
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 20, 2013, Customers Bancorp, Inc. (the “Company”) announced the termination of the Agreement and Plan of Merger, dated as of August 10, 2012, between the Company and CMS Bancorp, Inc. (“CMS”), as amended on April 22, 2013 (the “Agreement”) by mutual consent with CMS.  Under the provisions of the Agreement, termination by mutual consent does not trigger a termination fee.

Descriptions of the terms of the Agreement, as amended, were included in Item 1.01 of the Current Reports on Form 8-K filed by the Company on August 10, 2012 and April 24, 2013, and to the extent required by Item 1.02 of Form 8-K, such descriptions are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 7.01                      Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference is the December 20, 2013 Press Release of the Company.

The information in this Current Report on Form 8-K, including the exhibit attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Robert E. Wahlman
Name:	Robert E. Wahlman
Title:	Chief Financial Officer and Executive Vice President

Date:           December 22, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release